UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                                                      Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

    GEOVAX LABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: _________________________________________________________________________
	(2)	Aggregate number of securities to which transaction applies: ________________________________________________________________________
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  ____________________________________________________________________________________________

	(4)	Proposed maximum aggregate value of transaction: ________________________________________________________________________________
	(5)	Total fee paid: ____________________________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: ____________________________________________________________________________________________________
	(2)	Form, Schedule or Registration Statement No.: ____________________________________________________________________________________
	(3)	Filing Party: ______________________________________________________________________________________________________________
	(4)	Date Filed: _______________________________________________________________________________________________________________

GeoVax Labs, inc.

reverse stock split proposal

questions & answers

July 27, 2020

On August 7, 2020, GeoVax Labs, Inc. (“GeoVax” or the “Company”) will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The definitive Notice of Meeting and Proxy Statement is available and may be accessed on this website by clicking here: GeoVax Proxy Statement.

This is a very exciting time for the company. As we continue to drive our COVID-19 research forward and see progress in our HIV and other infectious disease virus programs, we are concurrently preparing to potentially join the NASDAQ stock market, ushering GeoVax into a new era that will enhance shareholder value and help us bring our products to those who need them. Part of the process of a NASDAQ listing is ensuring that we meet the stock price listing qualification requirement and we have proposed a reverse split of our stock to help achieve that goal. We have received various phone calls and emails indicating some confusion about the reverse split proposal to be voted on at the Annual Meeting. This Q&A is intended to address those questions and concerns.

Why are you proposing the reverse split?

The primary reason is to raise our stock price to a level sufficient for listing our stock on NASDAQ, which has a minimum bid price requirement of $4.00 for initial listing. Our stock, which currently trades on the OTCQB market, could not presently qualify for listing on NASDAQ because its price is below the minimum bid price requirement. Even if we meet the minimum bid price requirement, no assurance can be given that our NASDAQ listing application will be approved. For more information, please refer to the Proxy Statement.

Why is there a proposed reverse stock split range of 1:10 to 1:40?

The range of the proposed reverse stock split ratio is intended to give our Board of Directors flexibility to choose the optimal point to achieve the stock price necessary for NASDAQ listing, with a possible cushion to ensure that we maintain the minimum stock price of $4 through our up-listing activities. It is important to remember that just because we have offered the maximum ratio as 1:40, this does not necessarily mean that would be the ratio selected. The Board will focus on the minimum ratio deemed appropriate to support the objective of qualifying for a NASDAQ listing. Our intent is to implement the minimum reverse split ratio to ensure qualifying for the NASDAQ listing.

Will the reverse stock split take effect immediately upon approval on August 7?

No. During the Annual Meeting on August 7 we will be seeking approval to grant our Board discretionary authority to determine the timing of a reverse split, if any.

When will the reverse stock split take effect?

We intend to ONLY effect the reverse stock split at a time when we believe we will be able to meet all of NASDAQ’s initial listing requirements. Depending on the facts and circumstances at the time, it is also possible that the Board may elect to NOT affect the reverse split, for example, should our stock price not attain a sufficient level to ensure NASDAQ listing qualification. Under those circumstances, we would NOT implement the reverse split, regardless of whether it had been approved by shareholders on August 7.

Explain what happens in a reverse stock split. What happens to my shares and the value of my investment in GeoVax?

Please find a detailed answer within the Proxy Statement, but the basic concept is that, immediately upon the reverse stock split taking effect, while you own a smaller number of shares in the Company (based upon the ratio of the reverse split), your percentage ownership of the Company does not change, and the value of your stock holdings does not change. The following hypothetical example illustrates the effect, assuming a 1:10 reverse stock split ratio, assuming no other influence on the price:

	Pre-Split	Post-Split

Number of Shares Held by Shareholder John & Jane Doe	10,000	1,000
Market Price of Common Stock per Share	$1.00	$10.00
Total Market Value of Shares	$10,000	$10,000

For more information, please refer to the Proxy Statement.

What is so important about a NASDAQ listing?

Trading volatility is often associated with low-priced stocks and many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. A higher market price coupled with a NASDAQ listing is anticipated to improve the marketability and liquidity of our stock and remove many obstacles for an outreach program to new institutional investors and brokerage firms.

Where does GeoVax plan to be as a company 12-18 months following a successful capital restructuring, capital investment and up-listing?

Within this timeframe, our efforts will be focused on achieving clinical development status for at least one of our core development programs. An immediate focus will be to accelerate our COVID-19 vaccines towards human testing. While we have existing applications submitted for funding support to BARDA/HHS and other entities, the capital investment will enable us to accelerate our program. Proceeding into the clinical development realm will require various activities including operational progress, collaboration success and successful capital investment. We also believe that the exposure resulting from listing on a major stock exchange will strengthen our recognition to long-term institutional investors and brokerage firms, as well as to potential strategic partners, adding momentum to the growth and development of our product portfolio towards regulatory approval and commercialization, providing significant and enhanced shareholder value.

Cautionary Note Regarding Forward-Looking Statements

This communication, and any documents to which the Company refers in this communication, contains forward-looking statements. These forward-looking statements represent management’s current expectations or beliefs concerning future events. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that notwithstanding approval and implementation of the reverse stock split, if we seek to raise capital in conjunction with the reverse stock split, we may not be able to raise sufficient funds on terms acceptable to the Company, or at all, (ii) we may not be able to list our shares on NASDAQ, (iii) we may not be able to progress any of our development programs to human clinical trials, (iv) if our programs are in human clinical trials, there can be no assurance they will prove successful, (v) if any human clinical trials are successful, we may not be able to enter into successful partnerships or other transactions, and (vi) other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

3